ARTICLES OF INCORPORATION

                                       OF

                         NEO MODERN ENTERTAINMENT CORP.

                                        I

The name of this corporation is: NEO MODERN ENTERTAINMENT CORP.

                                       II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business of the practice of a profession permitted to be incorporated by the California Corporation Code.

                                       III

The name and address in the State of California of this corporation's initial agent for the service of process is Stan Medley, 120 S. San Fernando Road, No. 418, Burbank, California, 91502.

                                       IV

1. The aggregate number of shares which the Corporation shall have authority to issue is 120,000,000 of which 10,000,000 shares (of the par value of $.001 per share) shall be designated "Class A Preferred Shares" and 10,000,000 shares (of the par value of $.001 per share) shall be designated "Class B Preferred Shares" and 100,000,000 shares (of the par value of $.001 per share) shall be designated "Common Shares".

2. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Class A and Class B Preferred Shares and to fix by the resolution or resolutions providing for the issue of shares thereof, the designations, powers, preferences, and rights and the qualifications, limitations, and restrictions, of each Class, to the full extent now or hereafter permitted by the laws of the State of California.

                                        V

The Board of Directors shall have the power to adopt, amend or repeal the By-Laws.


Dated: March 12, 1997                          ---------------------------------
                                                          STAN MEDLEY
                                                          INCORPORATOR

I hereby declare, under penalty of perjury, that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                               ---------------------------------
                                                          STAN MEDLEY

                          CERTIFICATE OF DETERMINATION
                                       for
                         NEO MODERN ENTERTAINMENT CORP.
                            a California Corporation

            Rafal Zielinski, President, and Rafal Zielinski, Secretary, certify that:

            1. They are the President and Secretary, respectively, of Neo Modern Entertainment Corp., a California corporation.

            2. The authorized number of shares of the corporation's Preferred stock constituting Class A Preferred Shares is 10,000,000, and Class B Preferred Shares is 10,000,000. None of the shares of preferred stock has been validly issued.

            3. Pursuant to authority granted by the corporation's Articles of Incorporation, the following resolution has been duly adopted and approved by the Board of Directors.

                      "RESOLUTION OF THE BOARD OF DIRECTORS

            WHEREAS, the Articles of Incorporation of this corporation provide for a class of shares known as Class A Preferred Shares, issuable from time to time in one or more series; and

            WHEREAS, the Board of Directors of this corporation is authorized to fix resolution providing for the issue of shares thereof, the designation, powers, preferences, and rights and the qualifications, limitations, and restrictions, of said class of Preferred stock to the full extent permitted by the laws of the State of California; and

            WHEREAS, this corporation has not validly issued any shares of Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority, to determine and fix the designation, powers, preferences, and rights and the qualifications, limitations, and restrictions relating to the initial series of Class A Preferred Stock and the number of shares constituting and the designation of the series;

            IT IS THEREFORE RESOLVED, that the Board of Directors authorizes the original issue of a series of Class A Preferred shares. The number of shares shall be Ten Million (10,000,000). All shares in this series are subject to the same voting rights, and amount and rate of distribution as apply to common stock. In the event of liquidation of the company, the Class A Preferred shares shall have only one preference which is that they shall be paid out ahead of common stock.

            IT IS FURTHER RESOLVED, that each share of Class A Preferred Stock may be converted to one share of common stock at the option of the holder of the Class A Preferred Stock.

            IT IS FURTHER RESOLVED, that any officer of the corporation is authorized to execute, verify, and file in the office of the California Secretary of State, a Certificate of Determination in accordance with this resolution and the law of the State of California."

            4. We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of our own knowledge.

            Executed this 9th day of April, 1999 at Montreal, Canada.


                                              ----------------------------------
                                              RAFAL ZIELINSKI, President


                                              ----------------------------------
                                              RAFAL ZIELINSKI, Secretary